Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Bimergen Energy Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Share/Pre-Funded Warrant	Proposed Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee(2)
Fees Previously Paid	Equity	Common Stock, par value $0.001 per share	457(o)(c)	726,316	(3)	$9.50		$6,900,002	$0.00013810	$952.89
Fees Previously Paid	Equity	Pre-Funded Warrants to Purchase Common Stock, par value $0.001 per share	457(o)(c)	726,316	(4)	$9.50		$6,900,002	$0.00013810	$952.89
Fees Previously Paid	Equity	Common stock, par value $0.001 per share, issuable upon exercise Pre-Funded Warrants to Purchase Common Stock	457(o)(c)	—		$—		$—	$0.00013810	$—
Fees to be paid	Equity	Common warrants (5)	457(g)	—		—		—	—	—
Fees to be paid	Equity	Shares of common stock issuable upon exercise of common warrants	457(o)	1,263,158		$11.875		$15,000,001.25	$0.00013810	$2,071.50
Fees to be paid	Equity	Underwriter's Warrants(6)	457(g)	—		—		—	$0.00013810	$—
Fees to be paid		Common stock, par value $0.001 per share, issuable upon exercise of Underwriter's warrant	457(a)(c)	72,632	(7)	$11.875		$862,505.00	$0.00013810	$119.11
		Total Offering Amounts						$29,662,510.25		$4,096.39
		Total Fees Previously Paid								$4,096.39
		Total Fee Offsets						—		—
		Net Fee Due					$			$0

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) or Rule 457(g), as applicable, under the Securities Act of 1933, as amended. Includes the aggregate offering price of additional shares of common stock and pre-funded warrants that the underwriters have the option to purchase.

(2) Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(3) Includes 94,737 additional shares of common stock that the underwriters have the option to purchase to cover over-allotments.

(4) Includes 94,737 additional Pre-Funded warrants that the underwriters have the option to purchase to cover over-allotments.

(5) Common stock warrants at an exercise price equal to 125% of the public offering price per share.

(6) No separate registration fee required pursuant to Rule 457(g) of the Securities Act.

(7) Represents 5.0% of the aggregate number of shares of common stock and pre-funded warrants sold in this offering, including any shares of common stock sold pursuant to the exercise of the underwriter’s option, at an exercise price equal to 125% of the public offering price per share.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A